Registration No. 333-
                  ----------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                ------------------
                           WESTSIDE ENERGY CORPORATION
             (Exact name of registrant as specified in its charter)

           Nevada                                         88-0349241
  (State of other jurisdiction of                      (I.R.S. Employer
   incorporation or organization)                     Identification No.)
                                     --------

         4400 Post Oak Parkway Suite 2530, Houston, TX               77027
           (Address of Principal Executive Offices)                (Zip Code)
                                    --------

                           WESTSIDE ENERGY CORPORATION
                            2005 DIRECTOR STOCK PLAN
                            (Full title of the Plan)
                                    --------

                                 Jimmy D. Wright
                        4400 Post Oak Parkway Suite 2530
                                Houston, TX 77027
                     (Name and address of agent for service)

                                 (713) 979-2660
          (Telephone number, including area code, of agent for service)

                                    --------

                         CALCULATION OF REGISTRATION FEE

                                   Proposed
                                   maximum      Proposed
Title of each class                offering     maximum            Amount of
of securities        Amount to be  price        aggregate          Registration
to be registered     registered(1) per share(2) offering price(2)  fee

Common Stock,          500,000       $3.85         $1,925,000       $ 226.57
  $.01 par value       shares

(1) Represents the maximum number of shares that may be distributed pursuant to this Registration Statement.
(2) Estimated solely for purposes of calculating the registration fee based on the closing price of the Registrant's common stock as reported on the OTC Bulletin Board on May 12, 2005, or $3.85 per share.

                                     PART I

              INFORMATION REQUIRED IN THIS SECTION 10(a) PROSPECTUS

Item 1.           Plan Information.

         See Item 2 below.

Item 2.           Registrant Information and Employee Plan Annual Information.

         The document containing the information specified in Part I of this Registration Statement on Form S-8 will be sent or given to participants in the Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended. Such documents are not required to be, and are not being, filed by the Registrant with the Securities and Exchange Commission, either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act of 1933, as amended. Such documents, together with the documents incorporated by reference herein pursuant to Item 3 of Part II of this Registration Statement on Form S-8, constitute a prospectus that meets the requirements of Section 10 (a) of the Securities Act of 1933, as amended.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.           Incorporation of Documents by Reference.

         The following documents filed by Westside Energy Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-KSB for the year ended December 31, 2004 (file no. 0-49837), including all amendments; and

         (b) The description of the Company's common stock, par value $.01 per share (the "Common Stock"), set forth under the caption "Description of Securities" in the Company's Form 10-SB dated May 28, 2002 as filed with the Commission on such date (as amended), and all amendments and reports filed thereafter for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 ("Exchange Act"), prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which de-registers all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such document.

Item 4.           Description of Securities.

                  Not applicable.

Item 5.           Interests of Named Experts and Counsel.

                  Not applicable.

Item 6.           Indemnification of Directors and Officers.

         Section 78.7502 of the Nevada Revised Statutes (the "NRS") sets forth the conditions and limitations governing the indemnification of officers, directors and other persons. This section provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or was serving at the request of the corporation in a similar capacity with another corporation or other entity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection therewith if certain conditions are met. The required conditions are that (a) the person to be indemnified acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, or (b) the person's action or failure to act did not constitute a breach of his or her fiduciary duties as a director or officer or any such breach did not involve intentional misconduct, fraud, or a knowing violation of law. With respect to a suit by or in the right of the corporation, indemnity may be provided to the persons listed in the above paragraph under Section 78.7502 on a basis similar to that set forth above, except that no indemnity may be provided in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless and to the extent that the court in which such action, suit or proceeding was brought or other court of competent jurisdiction determines that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems appropriate. Moreover, Section 78.7502 provides for mandatory indemnification of a director, officer, employee or agent of the corporation to the extent that such person has been successful in defense of any such action, suit or proceeding.

         Section 78.751 of the NRS provides that the articles of incorporation, the bylaws, or an agreement made by the corporation may provide that the expenses of an officer or director in defending an action, suit or proceeding must be paid as they are incurred and before the final disposition of the action, upon receipt of an undertaking to repay such amounts if it is ultimately determined that such person is not entitled to be indemnified. Section 78.751 also provides that the indemnification may not be made (unless ordered by a court or for the advancement of expenses made as described in the foregoing sentence) if a final adjudication establishes that the person's acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and was material to the cause of action. Together, Sections 78.7502 and
78.751 establish provisions for determining that a given person is entitled to indemnification. Section 78.751 also states that the indemnification provided by or granted under these sections is not exclusive of any rights to indemnity or advancement of expenses to which such person may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

         Both the Company's By-laws and Section 78.752 of the NRS provide that a corporation may purchase insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

         The Company's Restated Articles of Incorporation provides that the personal liability of the directors and officers of the Company is eliminated to the fullest extent permitted by the Nevada law. Likewise, the Company's Bylaws provides that the Company will indemnify any director, officer, employee or agent of the Company if certain conditions are met. Further, the Company's Bylaws permits the Company to pay the expenses of the officers and directors incurred in defending a civil or criminal action, suit or proceeding as such expenses are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that such person is not entitled to be indemnified by the Company.

Item 7.           Exemption from Registration Claimed.

                  Not applicable.

Item 8.           Exhibits.

Exhibit
Number   Exhibit

4.1 Specimen Stock Certificate for Registrant's Common Stock is incorporated herein by reference from Pre-effective Amendment No. 1 to the Registration Statement on Form SB-2 (SEC File No. 333-120659) filed December 23, 2004, Exhibit 4.01.

4.2      Westside Energy Corporation 2005 Director Stock Plan.

5.1      Opinion of  Jones Vargas

23.1     Consent of Malone & Bailey, PC

23.2 Consent of Jones Vargas (included in Exhibit 5.1 to this Registration Statement)

24.1     Power of Attorney (included on the signature page hereto).


Item 9.           Undertakings

                  (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which the offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)  To include any prospectus required by section
10(a)(3) of the Securities Act of 1933 (the "Act");

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

The Registrant

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirement for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on May 12, 2005.

                                       WESTSIDE ENERGY CORPORATION


                                       By   \S\  Jimmy D. Wright
                                       Jimmy D. Wright,
                                       CEO & President
                                       (Principal Executive Officer)

                                POWER OF ATTORNEY

         The undersigned directors of Westside Energy Corporation (other than Jimmy D. Wright) hereby appoint Jimmy D. Wright as attorney-in-fact for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments (including post-effective amendments) and exhibits to this registration statement and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name                          Title                               Date

/S/ Jimmy D. Wright        Director and                      May 12, 2005
Jimmy D. Wright            CEO, President & Chief
                           Financial Officer
                           (Principal Executive Officer,
                           Principal Financial Officer
                           and Principal Accounting
                           Officer)

/s/ Keith D. Spickelmier   Director,                         May 12, 2005
Keith D. Spickelmier

/s/ Douglas G. Manner      Director,                         May 12, 2005
Douglas G. Manner

/s/ John T. Raymond        Director,                         May 12, 2005
John T. Raymond

/s/ Herbert C. Williamson  Director,                         May 12, 2005
Herbert C. Williamson

                                 EXHIBITS INDEX

Exhibit                                                             Sequential
Number   Description                                                Page Number

4.1 Specimen Stock Certificate for Registrant's Common Stock is incorporated herein by reference from Pre-effective Amendment No. 1 to the Registration Statement on Form SB-2 (SEC File No. 333-120659) filed December 23, 2004, Exhibit 4.01.

4.2      Westside Energy Corporation 2005 Director Stock Plan.

5.1      Opinion of  Jones Vargas

23.1     Consent of Malone & Bailey, PC

23.2 Consent of Jones Vargas (included in Exhibit 5.1 to this Registration Statement).

24.1     Power of Attorney (included on the signature page hereto).